TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                      STANDISH AYER & WOOD INVESTMENT TRUST

                                       and

                         INVESTORS BANK & TRUST COMPANY
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1.  Terms of Appointment; Duties of the Bank.........................1

ARTICLE 2.  Sale of Company Shares...........................................4

ARTICLE 3.  Returned Checks..................................................5

ARTICLE 4.  Redemptions......................................................5

ARTICLE 5.  Transfers and Exchanges..........................................5

ARTICLE 6.  Right to Seek Assurances.........................................5

ARTICLE 7.  Distributions....................................................6

ARTICLE 8.  Other Duties.....................................................7

ARTICLE 9.  Taxes............................................................7

ARTICLE 10. Books and Records................................................7

ARTICLE 11. Fees and Expenses................................................8

ARTICLE 12. Representations and Warranties of the Bank.......................8

ARTICLE 13. Representations and Warranties of the Company....................8

ARTICLE 14. Indemnification..................................................9

ARTICLE 15. Covenants of the Company and the Bank...........................11

ARTICLE 16. Term of Agreement...............................................12

ARTICLE 17. Additional Funds................................................13

ARTICLE 18. Assignment......................................................13

ARTICLE 19. Amendment.......................................................13

ARTICLE 20. Massachusetts Law to Apply......................................13

ARTICLE 21. Merger of Agreement and Severability............................13

ARTICLE 22. Notices.........................................................14

ARTICLE 23. Limitation of Liability.........................................14


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                      TRANSFER AGENCY AND SERVICE AGREEMENT

      AGREEMENT effective as of the 22nd day of March, 1996 by and between STANDISH, AYER & WOOD, a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts (the "Company"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

                                   WITNESSETH:

      WHEREAS, the Company desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, for each of the portfolios of the Company listed in Appendix A hereto, and the Bank desires to accept such appointment;

      WHEREAS, the Bank is duly registered as a transfer agent as provided in
Section 17A(c) of the Securities Exchange Act of 1934, as amended, (the "1934 Act");

      WHEREAS, the Company is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, the Company currently offers shares in fourteen series, named in Appendix A hereto (such series, together with all other series subsequently established by the Company and made subject to this Agreement in accordance with
Article 17, being herein referred to as the "Fund(s)");

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Company and the Bank agree as follows:

ARTICLE 1. Terms of Appointment; Duties of the Bank

      1.01 Subject to the terms and conditions set forth in this Agreement, the Company on behalf of the Funds, hereby employs and appoints the Bank to act as, and the Bank agrees to act as, transfer agent for each of the Fund(s)' authorized and issued shares of beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Company ("Shareholders") and set out in the currently effective prospectus and statement of additional information, as each may be amended from time to time, (the "Prospectus") of the Company, including without limitation any periodic investment plan or periodic withdrawal program.
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      1.02 The Bank agrees that it will perform the following services:

      (a) In connection with procedures established from time to time by agreement between the Company and the Bank, the Bank shall:

      (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the custodian of the Company appointed by the Board of Trustees of the Company (the "Custodian");

      (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

      (iii) Receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

      (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

      (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

      (vi) Prepare and transmit payments for dividends and distributions declared by the Company on behalf of a Fund; and

      (vii) Create and maintain all necessary records including those specified in Article 10 hereof, in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and those records pertaining to the various functions performed by it hereunder. All records shall be available for inspection and use by the Company. Where applicable, such records shall be maintained by the Bank for the periods and in the places required by Rule 31a-2 under the 1940 Act.

      (viii) Make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Company, or any person retained by the Company. Upon reasonable notice by the Company, the Bank shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Company, or any person retained by the Company.

      (ix) At the expense of and at the request of the Company, the Bank shall maintain an adequate supply of blank share certificates for each Fund providing for the issuance of


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

certificates to meet the Bank's requirements therefor. Such share certificates shall be properly signed by facsimile. The Company agrees that, notwithstanding the death, resignation, or removal of any officer of the Company whose signature appears on such certificates, the Bank may continue to countersign certificates which bear such signatures until otherwise directed by the Company. Share certificates may be issued and accounted for entirely by the Bank and do not require any third party registrar or other endorsing party.

         (x) Issue replacement share certificates in lieu of certificates which have been lost, stolen, mutilated or destroyed, without any further action by the Board of Trustees or any officer of the Company, upon receipt by the Bank of properly executed affidavits and lost certificate bonds, in form satisfactory to the Bank with the Company and the Bank as obligees under the bond. At the discretion of the Bank, and at its sole risk, the Bank may issue replacement certificates without requiring the affidavits and lost certificate bonds described above and the Bank ages to indemnify the Company against any and all losses or claims which may arise by reason of the issuance of such new certificates in the place of the ones allegedly lost, stolen or destroyed.

         (xi) Record the issuance of Shares of the Company and maintain, pursuant to Rule 17Ad-10(e) under the 1934 Act, a record of the total number of Shares of the Company which are authorized, based upon data provided to it by the Company, and issued and outstanding. The Bank shall also provide the Company on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Company.

      (b) In addition to and not in lieu of the services set forth in the above paragraph (a) or in any Schedule hereto, the Bank shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program); including but not limited to maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, at such Shareholder's addresses specified on the Bank's books and records or as specified by the Company, withholding taxes on all accounts, including nonresident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, responding to Shareholder telephone calls and Shareholder correspondence, preparing and mailing activity statements for


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Shareholders, and providing Shareholder account information; and (ii) provide a system which will enable the Company to monitor the total number of shares sold in each State. The Company shall (i) identity to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verity the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for a Fund's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by such Fund(s) and the reporting of such transactions to the Fund(s) as provided above.

      (c) Additionally, the Bank shall utilize a system to identity all Share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Fund(s) of such transactions so identified on a daily and cumulative basis.

ARTICLE 2. Sale of Company Shares

      2.01 Whenever the Company, or its agent, shall sell or cause to be sold any Shares of a Fund, the Company, or its agent, shall deliver or cause to be delivered to the Bank a document duly specifying: (i) the name of the Fund whose Shares were sold; (ii) the number of Shares sold, trade date, and price; (iii) the amount of money to be delivered to the Custodian for the sale of such Shares and specifically allocated to such Fund; and (iv) in the case of a new account, a new account application or sufficient information to establish an account.

      2.02 The Bank will, upon receipt by it of a check or other payment identified by it as an investment in Shares of one of the Funds and drawn or endorsed to the Bank as agent for, or identified as being for the account of, one of the Funds, promptly deposit such check or other payment to the appropriate account postings necessary to reflect the investment. The Bank will notify the Company, or its designee, and the Custodian of all purchases and related account adjustments.

      2.03 Under procedures as established by mutual agreement between the Company and the Bank, the Bank shall issue to the purchaser or his authorized agent such Shares, computed to the nearest three decimal points, as he is entitled to receive, based on the appropriate net asset value of the Funds' Shares, determined in accordance with the applicable Fund's prospectus and applicable Federal law or regulation. In issuing Shares to a purchaser or his authorized agent, the Bank shall be entitled to rely upon the latest directions given in accordance with procedures set forth in the applicable Fund's prospectus, if any, previously received by the Bank from the purchaser or his authorized agent concerning the delivery of such Shares.


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

      2.04 The Bank shall not be required to issue any Shares of the Company where it has received a written instruction from the Company or written notification from any appropriate Federal or State authority that the sale of the Shares of the Fund(s) in question has been suspended or discontinued, and the Bank shall be entitled to rely upon such written instructions or written notification. The Bank shall immediately notify the Company in the event it receives instructions from any entity other than the Company to suspend or discontinue the sale of Shares.

      2.05 Upon the issuance of any Shares of any Fund(s) in accordance with foregoing provisions of this Section, the Bank shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Company in connection with such issuance.

      2.06 With the prior written consent of the Company, the Bank may establish such additional rules and regulations governing the transfer or registration of Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents, or any other rules and regulations.

ARTICLE 3. Returned Checks

      3.01 In the event that any check or other order for the transfer of money is returned unpaid for any reason, the Bank will take such steps as the Bank may, in its discretion, deem appropriate to protect the Company from financial loss or as the Company or its designee may instruct. Provided that the standard procedures, as agreed upon from time to time, between the Company and the Bank, regarding purchases and redemptions of Shares, are adhered to by the Bank, the Bank shall not be liable for any loss suffered by a Fund as a result of returned or unpaid purchase or redemption transactions. Legal or other expenses incurred to collect amounts owed to a Fund as a consequence of returned or unpaid purchase or redemption transactions shall be an expense of that Fund.

ARTICLE 4. Redemptions

      4.01 Shares of any Fund may be redeemed and the Bank will duly and timely process all redemption requests in accordance with the procedures set forth in the Prospectus of the Company.

ARTICLE 5. Transfers and Exchanges

      5.01 The Bank is authorized to review and process transfers of Shares of each Fund, exchanges between Funds on the records of the Funds maintained by the Bank, and


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exchanges between the Company and any other entity as may be permitted by the
Prospectus of the Company. If Shares to be transferred are represented by outstanding certificates, the Bank will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, countersign and issue new certificates for a like number of Shares and deliver the same. If the Shares to be transferred are not represented by outstanding certificates, the Bank will, upon an order therefor by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If Shares are to be exchanged for Shares of another Fund, the Bank will process such exchange in the same manner as a redemption and sale of Shares, except that it may in its discretion waive requirements for information and documentation (other than information and documentation required by the applicable Fund's prospectus in conjunction with an exchange transaction).

ARTICLE 6. Right to Seek Assurances

      6.01 The Bank reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption. The Bank may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Company or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares of any Fund, and the Company shall indemnify the Bank for any act done or omitted by it in reasonable reliance upon such laws or opinions of counsel of the Company on of its own counsel.

ARTICLE 7. Distributions

      7.01 The Company will promptly notify the Bank of the declaration of any dividend or distribution. The Company shall furnish to the Bank a resolution of the Board of Trustees of the Company certified by an officer of the Company (a "Certificate"): (i) authorizing the declaration of dividends on a specified periodic basis and authorizing the Bank to rely on oral instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined and the amount payable per share to Shareholders of record as of the date and the total amount payable to the Bank on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by a Fund, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, and the amount payable per share to the Shareholders of record as of that date and the total amount payable to the Bank on the payment date.


                                      -6-
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      7.02 The Bank, on behalf of the Company, shall instruct the Custodian to place in a dividend disbursing account funds equal to the cash amount of any dividend or distribution to be paid out. The Bank will calculate, prepare and mail checks to (at the address as it appears on the records of the Bank), or (where appropriate) credit such dividend or distribution to the account of, Fund Shareholders, and maintain and safeguard all underlying records.

      7.03 The Bank will replace lost checks at its discretion and in conformity with regular business practices.

      7.04 The Bank will maintain all records necessary to reflect the crediting of dividends which are reinvested in Shares of the Company, including without limitation daily dividends.

      7.05 The Bank shall not be liable for any improper payments made in accordance with a resolution of the Board of Trustees of the Company, provided that the Bank has not violated it's standard of care set forth in Section 14.02.

      7.06 If the Bank shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Company as of the record date, the Bank shall upon notifying the Company, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Bank.

ARTICLE 8. Other Duties

      8.01 In addition to the duties expressly provided for herein, the Bank shall perform such other duties and functions and shall be paid such amounts therefor as may from time to time be agreed to in writing.

ARTICLE 9. Taxes

      9.01 It is understood that the Bank shall file such appropriate information returns concerning the payment of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Company and shall withhold such sums as are required to be withheld by applicable law.

ARTICLE 10. Books and Records

      10.01 The Bank shall maintain confidential records showing for each Shareholder's account the following: (i) names, addresses and tax identification numbers; (ii) numbers of Shares held; (iii) historical information (as available from prior transfer agents) regarding the account of each Shareholder, including dividends paid and date and price of all transactions on a Shareholder's account; (iv) any stop or restraining order placed against a Shareholder's account; (v) information with respect to withholdings; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account; (vii) certificate numbers and denominations for any Shareholders holding certificates; (viii) any information required in order for the Bank to perform the calculations contemplated or required by this Agreement; and (ix) such other information and data as may be required by applicable law.

      10.02 The Bank shall maintain such records in connection with the performance of its duties hereunder as are required to be maintained by Rule 31a-1 under the 1940 Act and will preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act. Such records may be inspected by the Company at reasonable times. The Bank may, at its option at any time, and shall forthwith upon the Company's demand, turn over to the Company and cease to retain in the Bank's files, records and documents created and maintained by the Bank in performance of its service or for its protection. At the end of the six-year retention period, such periods and documents will either be turned over to the Company, or destroyed in accordance with the Company's authorization.

      10.03 Procedures applicable to the services to be performed hereunder may be established from time to time by agreement between the Fund(s) and the Bank. The Bank shall have the right to utilize any shareholder accounting and recordkeeping systems which, in its good faith opinion, qualifies to perform any services to be performed hereunder. The Bank shall keep records relating to the services performed hereunder, in the form and manner as it may deem advisable consistent with Rule 31a-2.

ARTICLE 11. Fees and Expenses.

      11.01 For performance by the Bank pursuant to this Agreement, the Fund(s) agree to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 11.02 below may be changed from time to time subject to mutual written agreement between the Fund(s) and the Bank.

      11.02 in addition to the fee paid under Section 11.01 above, the Fund(s) agree to reimburse the Bank for reasonable out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund(s) including, without limitation, any equipment or supplies specifically ordered by the Company or required to be purchased by the Company, will be reimbursed by the Fund(s).


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

      11.03 The Fund(s) agree to pay all fees and reimbursable expenses within thirty days following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund(s) at least seven
(7) days prior to the mailing date of such material.


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

ARTICLE 12. Representations and Warranties of the Bank

      The Bank represents and warrants to the Company that:

      12.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

      12.02 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

      12.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      12.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

      12.05 It is and will remain registered as a transfer agent as provided in
Section 17A(c) of the 1934 Act.

ARTICLE 13. Representations and Warranties of the Company

      The Company represents and warrants to the Bank that:

      13.01 It is a business trust duly established and existing and in good standing under the laws of the State of its incorporation as set forth in the preamble hereto.

      13.02 It is empowered under applicable laws and by its charter documents and by-laws to enter into and perform this Agreement.

      13.03 All proceedings required by said charter documents and by-laws have been taken to authorize it to enter into and perform this Agreement.

      13.04 It is an open-end investment company registered under the 1940 Act.

      13.05 A registration statement on Form N-lA (including a prospectus and statement of additional information) under the Securities Act of 1933 and the 1940 Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Company being offered for sale.


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      13.06 When Shares are hereafter issued in accordance with the terms of the
Prospectus, such Shares shall be validly issued, fully paid and nonassessable by the Fund(s).

ARTICLE 14. Indemnification

      14.01 Except as set forth in subparagraph (f) hereof, the Bank shall not be responsible for, and the Company shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

      (a) All actions taken or omitted to be taken by the Bank or its agent or subcontractors in good faith in reliance on or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund(s), (ii) have been prepared and/or maintained by the Fund(s) or any other person or firm on behalf of the Fund(s), and (iii) were received by the Bank or its agents or subcontractors from a prior transfer agent.

      (b) Any action taken or omitted to be taken by the Bank in connection with its appointment in good faith in reliance upon any law, act, regulation in effect at the time such action was taken or omitted, or interpretation of the same.

      (c) The Fund(s)' refusal or failure to comply with the terms of this Agreement, or which arise out of the Funds' lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund(s) hereunder.

      (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests, whether written or oral, of the Fund(s).

      (e) The offer or sale of Shares by the Company in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such. Shares in such state.

      (f) In addition to any other limitation provided herein, or by law, indemnification under this Agreement shall not apply to actions or omissions of the Bank or its directors, officers, employees, agents or subcontractors in cases its own gross negligence, willful misconduct, bad faith, reckless disregard of its duties or their own duties hereunder, knowing violation of law or fraud.


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

      14.02 The Bank shall indemnify and hold the Fund(s) harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, gross negligence, willfil misconduct, knowing violation of law or fraud.

      14.03 At any time the Bank may apply to any officer of the Company for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reasonable reliance upon such instructions or upon the opinion of such counsel except for a knowing violation of law. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund(s), reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund(s), and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund(s). The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of an officer of the Company, and one proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

      14.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes.

      14.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement even if the Bank has been advised of the possibility of such damages, or for any act or failure to act hereunder as contemplated by this Agreement.

      14.06 In order that the indemnification provisions contained in this
Article 14 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.


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ARTICLE 15.  Covenants of the Company and the Bank

      15.01 The Company shall promptly furnish to the Bank the following:

      (a) A certified copy of the resolution of the Trustees of the Company authorizing the appointment of the Bank and the execution and delivery of this Agreement.

      (b) A copy of the charter documents and by-laws of the Company and all amendments thereto.

      (c) Copies of each vote of the Trustees designating authorized persons to give instructions to the Bank, and a Certificate providing specimen signatures for such authorized persons.

      (d) Certificates as to any change in any officer or Trustee of the Company.

      (e) If applicable a specimen of the certificate of Shares in each Fund of the Company in the form approved by the Trustees, with a Certificate as to such approval.

      (f) Specimens of all new certificates for Shares, accompanied by the Trustees' resolutions approving such forms.

      (g) All account application forms and other documents relating to shareholder accounts or relating to any plan, program or service offered by the Company.

      (h) A list of all Shareholders of the Fund(s) with the name, address and tax identification number of each Shareholder, and the number of Shares of the Fund(s) held by each, certificate numbers and denominations (if any certificates have been issued), lists of any account against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Fund(s).

      (i) An opinion of counsel for the Company with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933.

      (j) Copies of the Fund(s) registration statement on Form N-lA as amended and declared effective by the Securities and Exchange Commission and all post-effective amendments thereto.

      (k) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties.


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

      15.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Company for safekeeping of stock certificates, check forms and facsimile signature devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

      15.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable consistent with Rule 31a-2 under the 1940 Act. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the confidential property of the Company and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered to the Company on and in accordance with its request.

      15.04 The Bank and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law. Notwithstanding the foregoing, the Bank agrees to permit examination of such books and records at any time or from time to time during the Bank's business hours by representatives or designees of the Securities and Exchange Commission (the "SEC") and to promptly furnish, upon demand and to the location specified by the SEC, true, correct, complete and current hard copies of any or all or any part of such books and records.

      15.05 In case of any requests or demands for the inspection of the Shareholder records of the Company, the Bank shall notify the Company and will use its best efforts to secure instructions from an authorized officer of the Company as to such instruction. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

ARTICLE 16. Term of Agreement

      16.01 This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue in effect for twelve months from the Effective Date (the "Initial Term") and from year to year thereafter with respect to each Fund, provided that subsequent to the Initial Term, this Agreement may be terminated by either party at any time without payment of any penalty upon ninety (90) days written notice to the other. In the event such notice is given by the Company, it shall be accompanied by a resolution of the Board of Trustees, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent.

      16.02 Should the Company exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Company. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

ARTICLE 17. Additional Funds

      17.01 In the event that the Company establishes one or more series of Shares in addition to the initial series with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares or Trusts shall become a Fund hereunder.

ARTICLE 18. Assignment

      18.01 Except as provided in Section 18.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

      18.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

      18.03 The Bank, may without further consent on the part of the Company, subcontract for the performance of any of the services to be provided hereunder to third parties, including any affiliate of the Bank, provided that the Bank shall remain liable hereunder for any acts or omissions of any subcontractor as if performed by the Bank.

ARTICLE 19. Amendment

      19.01 This Agreement may be amended or modified only by a written agreement executed by both parties.

ARTICLE 20. Massachusetts Law to Apply

      20.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

ARTICLE 21. Merger of Agreement and Severability

      21.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written, it being duly recognized that the Bank and the Company are parties to a Master Custodian Agreement and a Master Administration Agreement.

      21.02 In the event any provision of this Agreement shall be held unenforceable or invalid for any reason, the remainder of the Agreement shall remain in full force and effect.

      21.03 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall together, constitute only one instrument.

ARTICLE 22. Notices

      22.01 Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below:

      For the Fund(s):  Standish, Ayer & Wood Investment Trust
                        One Financial Center
                        Boston, Massachusetts 02111
                        Attention:  Anne Herrmann

      For the Bank:     Investors Bank & Trust Company
                        P.O. Box 1537
                        Boston, Massachusetts 02205-1537
                        Attention:  James Keenan

ARTICLE 23. Limitation of Liability

      23.01 A copy of the Declaration of Trust of the Company is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Company by an officer of the Company as an officer and not individually and the obligations of the Company arising out of this Agreement are not binding upon any of the trustees, officers, agents or shareholders of the Company individually but are binding only upon the assets and property of the Company. No series of the Company shall be liable for the obligations of any other series of the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.

                                   Standish, Ayer & Wood Investment Trust


                                   By:   /s/ James E. Hollis
                                      ---------------------------------------

                                   Name:  James E. Hollis

                                   Title: Executive Vice President

ATTEST:

   /s/
--------------------------------

DATE:       3/22/96
     ---------------------------

                                   Investors Bank & Trust Company


                                   By:   /s/ Henry N. Joyce
                                      ---------------------------------------

                                   Name:  Henry N. Joyce

                                   Title: Director

ATTEST:


      /s/  Karen M. Pratt
--------------------------------

DATE:       3/19/96
     ---------------------------

                         INVESTORS BANK & TRUST COMPANY
                                  FEE SCHEDULE
                                       FOR
                     STANDISH, AYER & WOOD INVESTMENT TRUST

      TRANSFER AGENCY SERVICES:
      -------------------------

      On a per fund basis $l0,000.00/year or  $833.33/month

OUT OF POCKET:
--------------

            These charges consist of postage, telephone, insurance, wire fees, sub custodian fees, proxy solicitation fees, professional fees, forms and supplies and other expenses related to the funds' operation. (Note: wire fees are billed as follows: $5.00 incoming, and $7.50 outgoing)

            3/96

                     STANDISH, AYER & WOOD INVESTMENT TRUST
                              One Financial Center
                                Boston, MA 02111

                                   June 2 1997

Investors Bank & Trust Company
89 South Street
Boston, MA 02111

      Re: Transfer Agency and Service Agreement (the "Agreement") Ladies and

Gentlemen:

Attached is an amendment to Appendix A (the "Amendment") to the Agreement between Standish, Ayer & Wood Investment Trust (the "Trust") and you. Pursuant to Article XVII, ss.17.01 of the Agreement, the Trust proposes that the Agreement be amended to include three additional series of the Trust named in the Amendment in bold.

Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two to the Trust and retaining two for your records.

Very truly yours,

Standish, Ayer & Wood                     Investors Bank & Trust Company
Investment Trust


By:  /s/ Anne P. Herrmann                 By:  /s/ David Flynn
   -----------------------------------        -------------------------------

Name:  Anne P. Herrmann                   Name:  David Flynn
     ---------------------------------         ------------------------------

Title:    Vice President and Secretary    Title:    Managing Director
       -------------------------------           ----------------------------